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                                                                   EXHIBIT 10.18

                       AMENDED STOCK PURCHASE AGREEMENT

This AMENDED STOCK PURCHASE AGREEMENT ("Agreement') is made and entered into this 28th day of April 1999, by and between ARXA International Energy, Inc., ("Company") 530 Wells Fargo Drive, Suite 310, Houston, Texas 77090 and Covington Energy, Inc., ("Purchaser") 2301 14th Street, Suite 404, Gulfport, Mississippi 39501.

That for and in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. The parties hereby agree to amend the Stock Purchase Agreement by and between Arxa International Energy, Inc. and Covington Energy, Inc. dated April 2, 1999 as provided for in this Agreement.

2. The terms and provisions of the Stock Purchase Agreement dated April 2, 1999 are hereby confirmed by the parties are to remain in full force and effect except as modified in this Agreement.

3. Purchase and Sale of Shares. On the terms and subject to the conditions hereof, the Company agrees to issue and sell 6,000,000 shares of its common stock to Purchaser at $0.20 per share or a total of $1,200,000, and Purchaser agrees at the closing to purchase 6,000,000 shares for $0.20 per share or pay a total consideration of $1,200,000. The common stock being purchased by Purchaser shall be free and clear of all liens, claims, encumbrances, and restrictions.

4. Option to Purchase Shares. Company, subject to consummation of the purchase by Purchaser of 6,000,000 shares of common stock as provided in paragraph
    (3), hereby grants to Purchaser an option to acquire for cash 15,000,000 shares of common stock at a purchase price $0.20 per share. This option may be exercised in whole or in part at any time and from time to time, by Purchaser during a period of 180 days from date of this agreement.

5. Purchaser is the owner of oil and gas properties in the States of Mississippi and Texas. Purchaser shall have the right and option to roll in and sell oil and gas properties to Company for common stock in company. The value to be attributed to the oil and gas properties, both producing and non-producing and exploratory properties for a value determined by independent oil and gas experts, mutually acceptable to Company and Purchaser.

6. Company hereby agrees that the representations and warranties of the Company contained in the Agreement by and between Company and Purchaser dated
    April 2, 1999 are true and correct. Purchaser hereby agrees that the covenants of Purchaser in the Agreement by and between Company and Purchaser dated April 2, 1999 are true and correct.

7. Closing. Provided that all terms and conditions hereof have been satisfied or satisfaction thereof has been waived by the party entitled to require satisfaction thereof, the purchase and
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    sale of the shares of common stock shall take Place at the offices of the
    Company, at 530 Wells Fargo Drive, Suite 310, Houston, Texas 77090 No later than 2:00 p.m. on May 7, 1999 unless otherwise agreed by the parties.


EXECUTED AND DELIVERED the day and year first above written.


ARXA International Energy, Inc.

By: /s/ L. Craig Ford
    -------------------------
    President


Covington Energy, Inc.

By: /s/ Norris R. Harris
    -------------------------
    President